Exhibit 99.1

October 23, 2024

Press Release

Source:	Farmers National Banc Corp.

Kevin J. Helmick, President and CEO

20 South Broad Street, P.O. Box 555

Canfield, OH 44406

330.533.3341

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

EARNINGS FOR THE THIRD QUARTER OF 2024

•	167 consecutive quarters of profitability

•	Strong commercial loan growth of $35.2 million, or 7.2% annualized, for the third quarter of 2024

•	Overall loan growth of $43.1 million, or 5.3% annualized, for the third quarter of 2024

•	Customer deposit growth of $81.1 million, or 7.7% annualized, for the third quarter of 2024

•	Strong growth in fee-based businesses

•	Wealth management assets under management have grown to $4.0 billion at September 30, 2024

CANFIELD, Ohio (October 23, 2024) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) today announced net income of $8.5 million, or $0.23 per diluted share, for the quarter ended September 30, 2024, compared to $13.3 million, or $0.36 per diluted share, for the quarter ended September 30, 2023. Net income in the third quarter of 2024 was impacted by a single $12.5 million commercial credit backed by office space which resulted in a $4.4 million charge-off along with the establishment of a specific reserve on the credit in the amount of $1.2 million. The impact of this credit reduced third quarter results by $0.12 per diluted share.

Kevin J. Helmick, President and CEO, stated “Our third quarter performance was solid as we experienced strong loan and deposit growth, reflecting strengthening levels of underlying profitability. We produced outstanding loan growth for a second consecutive quarter along with great results from our fee-based business lines. Overall, we believe we are very well positioned to grow earnings in 2025, while navigating continued macro-level uncertainty.”

Balance Sheet

The Company’s total assets were $5.24 billion at September 30, 2024, an increase from $5.16 billion at June 30, 2024, and $5.08 billion at December 31, 2023. Loans increased $82.4 million from December 31, 2023 to $3.28 billion at September 30, 2024 and increased $43.1 million from June 30, 2024 to September 30, 2024. The 5.3% annualized loan growth from the second quarter of 2024 to the third quarter of 2024 was driven by strong commercial loan growth of $35.2 million. With a second consecutive quarter of positive loan growth, the Company now anticipates total loans to increase by approximately 2.8% - 3.0% for 2024. The Company remains committed to maintaining solid asset quality and prudent pricing standards, which is expected to contribute to higher overall profitability.

Securities available for sale totaled $1.29 billion at September 30, 2024, compared to $1.25 billion at June 30, 2024, and $1.30 billion at December 31, 2023. Gross unrealized losses on the portfolio totaled $189.4 million at September 30, 2024, a decrease from $242.3 million at June 30, 2024, and $217.1 million at December 31, 2023. While interest rates have started to decline, the Company still expects bond market volatility to continue for the remainder of 2024 and into 2025.

Total deposits increased to $4.36 billion at September 30, 2024, compared to $4.21 billion at June 30, 2024, and $4.18 billion at December 31, 2023. The increase since December 31, 2023, was driven by the acquisition of $74.9 in brokered deposits in the third quarter of 2024 and growth in customer deposits (non brokered) of $109.5 million. The increase since June 30, 2024, was driven by the brokered deposits and an increase in customer deposits of $81.1 million. The brokered deposits were used to pay down more expensive wholesale funding.

Total stockholders’ equity increased to $439.7 million at September 30, 2024, compared to $396.7 million at June 30, 2024, and $404.4 million at December 31, 2023. The increase from both prior periods has primarily been driven by a decrease in the unrealized losses on investment securities.

Credit Quality

The Company’s non-performing loans increased to $19.1 million at September 30, 2024, compared to $12.9 million at June 30, 2024, and $15.1 million at December 31, 2023. The increase resulted from the addition of the remaining $8.1 million balance of the single commercial credit discussed previously, offset by large declines in the balance of other non-performing loans. Non-performing loans to total loans were 0.58% at September 30, 2024, compared to 0.40% at June 30, 2024 and 0.47% at December 31, 2023. The Company’s loans which were 30-89 days delinquent were $15.6 million at September 30, 2024, or 0.47% of total loans. This is down significantly from the $18.5 million figure reported at June 30, 2024 and the $16.7 million figure from December 31, 2023.

The provision for credit losses and unfunded commitments totaled $7.0 million for the three months ended September 30, 2024, compared to $243,000 for the three months ended September 30, 2023. The increased provision for credit losses was primarily due to the increased level of net charge-offs and reserving activity resulting from the deterioration in the single credit. Strong loan growth during the quarter also increased provision costs during the quarter. Annualized net charge-offs as a percentage of average loans were 0.58% for the third quarter of 2024, compared to 0.05% for the third quarter of 2023. The allowance for credit losses to total loans was 1.10% at September 30, 2024, compared to 1.05% at June 30 2024, and 1.08% at December 31, 2023.

Net Interest Income

Net interest income for the third quarter of 2024 was $31.9 million compared to $33.8 million in the third quarter of 2023. Average interest earning assets increased to $4.89 billion in the third quarter of 2024 compared to $4.82 billion for the third quarter of 2023. The increase was driven by an increase in average loan balances of $88.3 million and an increase in fed funds sold and other of $51.1 million. These increases were offset by declines in the average balance of investment securities. The net interest margin declined to 2.66% for the third quarter of 2024 from 2.86% for the third quarter of 2023 and 2.71% for the second quarter of 2024. The year-over-year decline in net interest margin was due to higher funding costs outstripping the increase in yields on earning assets. The increase in funding costs has been due to the rapid increase in deposit rates due to intense competition for deposits, the Federal Reserve’s rate hiking cycle, and the runoff of noninterest bearing deposit balances which are being replaced with more costly wholesale funding. The decline in net interest margin compared to the second quarter of 2024 was due to the higher balance of fed funds sold and other along with a decline in the accretion of acquisition marks. The Federal Reserve’s 50 basis point cut in the fed funds rate at the end of September 2024 will have a positive impact on the Company’s net interest margin in the fourth quarter of 2024. Excluding acquisition marks and PPP interest, non-GAAP, the Company’s net interest margin was 2.48% in the third quarter of 2024 compared to 2.61% in the third quarter of 2023.

Noninterest Income

Noninterest income for the third quarter of 2024 was $12.3 million compared to $9.8 million for the third quarter of 2023. This increase was due to solid growth in the Company’s fee-based business lines along with gains from SBIC funds and a $444,000 gain on the purchase of $3.0 million of the Company’s subordinated debt.

Service charges on deposit accounts increased $280,000 to $2.0 million for the third quarter of 2024 compared to $1.7 million for the third quarter in 2023. The Company undertook a review of all service charges in late 2023 and early 2024 and implemented fee increases across deposit product lines in the second quarter of 2024. Trust fees increased by $217,000 to $2.5 million at September 30, 2024, from $2.3 million at September 30, 2023. The increase was due to continued growth in the business unit. Insurance agency commissions grew to $1.4 million in the third quarter of 2024 from $1.1 million in the third quarter of 2023. The increase has been driven by strong growth in fixed annuity sales. Losses on the sale of securities totaled $403,000 in the third quarter of 2024 compared to losses on the sale of securities of $624,000 during the third quarter of 2023. Net gains on the sale of loans increased to $506,000 in the third quarter of 2024 compared to $395,000 in the third quarter of 2023. Greater saleable volume drove this increase. Other mortgage banking fee income was a loss of $168,000 for the third quarter compared to income of $185,000 during the third quarter of 2023. The decline in income was due to an impairment charge on the Company’s higher coupon mortgage servicing right tranches in the third quarter of 2024. Debit card income grew to $2.0 million in the third quarter of 2024 from $1.8 million in the third quarter of 2023 as better volumes were realized in the current period. Other noninterest income increased from $1.1 million in the third quarter of 2023 to $2.6 million in the third quarter of 2024. The Company recorded $854,000 more in SBIC income in the third quarter of 2024 compared to the same period in 2023. In addition, the Company purchased $3.0 million of its subordinated debt during the third quarter of 2024 recording a gain of $444,000. In the third quarter of 2023, the Company had no gains from the purchase of subordinated debt but instead recorded losses of $110,000 on assets held for sale.

Noninterest Expense

Noninterest expense totaled $27.1 million for the quarter ended September 30, 2024 compared to $27.7 million for the quarter ended September 30, 2023. The third quarter of 2023 included $268,000 of merger related charges. There were no merger related expenses during the third quarter of 2024. Salaries and employee benefits were $14.9 million in the third quarter of 2024 compared to $14.2 million in the third quarter of 2023. The increase was primarily driven by higher salaries associated with employee raises along with higher health care expenses. FDIC and state and local taxes decreased by $168,000 to $1.5 million for the third quarter of 2024 compared to $1.6 million for the third quarter of 2023 due to lower FDIC premiums. Intangible amortization declined to $629,000 in the third quarter of 2024 from $725,000 for the third quarter of 2023. This decrease was driven by amortization from a prior acquisition running off. Other noninterest expense decreased $804,000 in the third quarter of 2024 to $3.4 million from $4.2 million in the third quarter of 2023. The primary reason for the decrease was due to a $785,000 charge incurred in 2023 for the settlement of a lawsuit.

Liquidity

At September 30, 2024, the Company had access to an additional $695.8 million of FHLB borrowing capacity, along with $250.0 million in available for sale securities that are available for additional pledging. The Company’s loan to deposit ratio was 75.2% at September 30, 2024 while the Company’s average deposit balance per account (excluding collateralized deposits) was $24,742 for the same period.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $5.2 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 62 banking locations in Mahoning, Trumbull, Columbiana, Portage, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver, Butler, Allegheny, Jefferson, Clarion, Venango, Clearfield, Mercer, Elk and Crawford Counties in Pennsylvania, and Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets. Total wealth management assets under care at September 30, 2024 are $4.0 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities and certain items, return on average assets excluding merger costs and certain items, return on average equity excluding merger costs and certain items, net interest margin excluding acquisition marks and related accretion and PPP interest and fees and efficiency ratio less certain items, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Cautionary Statements Regarding Forward-Looking Statements

We make statements in this news release and our related investor conference call, and we may from time to time make other statements, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in certain forward-looking statements include significant changes in near-term local, regional, and U.S. economic conditions including those resulting from continued high rates of inflation, tightening monetary policy of the Board of Governors of the Federal Reserve, and possibility of a recession; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,	Percent
	2024	2024	2024	2023	2023	2024	2023	Change
Total interest income	$57,923	$56,846	$55,054	$55,069	$54,229	$169,823	$158,266	7.3%
Total interest expense	26,047	24,780	23,367	22,239	20,461	74,194	53,310	39.2%

Net interest income	31,876	32,066	31,687	32,830	33,768	95,629	104,956	-8.9%
Provision (credit) for credit losses	7,008	1,112	(449)	286	243	7,671	8,867	-13.5%
Noninterest income	12,340	9,606	8,357	12,156	9,831	30,302	29,705	2.0%
Acquisition related costs	0	0	0	452	268	0	5,022	-100.0%
Other expense	27,075	26,403	27,039	26,520	27,448	80,517	79,802	0.9%

Income before income taxes	10,133	14,157	13,454	17,728	15,640	37,743	40,970	-7.9%
Income taxes	1,598	2,374	2,214	3,151	2,326	6,185	5,614	10.2%

Net income	$8,535	$11,783	$11,240	$14,577	$13,314	$31,558	$35,356	-10.7%

Average diluted shares outstanding	37,567	37,487	37,479	37,426	37,379	37,495	37,533
Basic earnings per share	0.23	0.32	0.30	0.39	0.36	0.85	0.94
Diluted earnings per share	0.23	0.31	0.30	0.39	0.36	0.84	0.94
Cash dividends per share	0.17	0.17	0.17	0.17	0.17	0.51	0.51
Performance Ratios
Net Interest Margin (Annualized)	2.66%	2.71%	2.70%	2.78%	2.86%	2.69%	2.95%
Efficiency Ratio (Tax equivalent basis)	58.47%	60.80%	61.54%	57.84%	60.11%	60.24%	59.70%
Return on Average Assets (Annualized)	0.66%	0.93%	0.90%	1.17%	1.06%	0.83%	0.93%
Return on Average Equity (Annualized)	8.18%	12.15%	11.47%	17.98%	14.49%	10.51%	12.79%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	0.69%	0.97%	0.93%	1.22%	1.09%	0.86%	0.97%
Return on Average Tangible Equity	14.94%	23.74%	21.88%	43.77%	30.29%	19.95%	26.80%

Consolidated Statements of Financial Condition
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2024	2024	2024	2023	2023
Assets
Cash and cash equivalents	$189,136	$180,987	$148,630	$103,658	$93,923
Debt securities available for sale	1,293,350	1,246,730	1,270,149	1,299,701	1,210,736
Other investments	33,617	37,594	34,619	35,311	35,342
Loans held for sale	2,852	2,577	1,854	3,711	1,910
Loans	3,280,517	3,237,369	3,181,318	3,198,127	3,168,554
Less allowance for credit losses	36,186	33,991	33,159	34,440	34,753

Net Loans	3,244,331	3,203,378	3,148,159	3,163,687	3,133,801

Other assets	473,217	485,587	476,599	472,282	495,451

Total Assets	$5,236,503	$5,156,853	$5,080,010	$5,078,350	$4,971,163

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$969,682	$968,693	$977,475	$1,026,630	$1,039,524
Interest-bearing	3,317,223	3,237,142	3,220,650	3,150,756	3,217,869
Brokered time deposits	74,932	0	0	0	254,257

Total deposits	4,361,837	4,205,835	4,198,125	4,177,386	4,511,650
Other interest-bearing liabilities	371,038	494,890	433,777	443,663	88,550
Other liabilities	63,950	59,434	51,082	52,886	54,981

Total liabilities	4,796,825	4,760,159	4,682,984	4,673,935	4,655,181
Stockholders’ Equity	439,678	396,694	397,026	404,415	315,982

Total Liabilities and Stockholders’ Equity	$5,236,503	$5,156,853	$5,080,010	$5,078,350	$4,971,163

Period-end shares outstanding	37,574	37,575	37,546	37,503	37,489
Book value per share	$11.70	$10.56	$10.57	$10.78	$8.43
Tangible book value per share (Non-GAAP)*	6.69	5.53	5.52	5.71	3.33

*	Tangible book value per share is calculated by dividing tangible common equity by outstanding shares

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
Capital and Liquidity	2024	2024	2024	2023	2023	2024	2023
Common Equity Tier 1 Capital Ratio (a)	10.96%	10.94%	10.88%	10.61%	10.37%
Total Risk Based Capital Ratio (a)	14.35%	14.42%	14.38%	14.06%	13.83%
Tier 1 Risk Based Capital Ratio (a)	11.44%	11.43%	11.37%	11.10%	10.86%
Tier 1 Leverage Ratio (a)	8.22%	8.26%	8.19%	8.02%	7.84%
Equity to Asset Ratio	8.40%	7.69%	7.82%	7.96%	6.36%
Tangible Common Equity Ratio (b)	4.98%	4.18%	4.24%	4.38%	2.61%
Net Loans to Assets	61.96%	62.12%	61.97%	62.30%	63.04%
Loans to Deposits	75.21%	76.97%	75.78%	76.56%	70.23%
Asset Quality
Non-performing loans	$19,076	$12,870	$11,951	$15,063	$18,368
Non-performing assets	19,137	12,975	12,215	15,321	18,522
Loans 30 - 89 days delinquent	15,562	18,546	14,069	16,705	13,314
Charged-off loans	5,116	661	1,282	972	525	7,059	1,965
Recoveries	504	98	271	172	139	873	509
Net Charge-offs	4,612	563	1,011	800	386	6,186	1,456
Annualized Net Charge-offs to Average Net Loans	0.58%	0.07%	0.13%	0.10%	0.05%	0.26%	0.06%
Allowance for Credit Losses to Total Loans	1.10%	1.05%	1.04%	1.08%	1.10%
Non-performing Loans to Total Loans	0.58%	0.40%	0.38%	0.47%	0.58%
Loans 30 - 89 Days Delinquent to Total Loans	0.47%	0.57%	0.44%	0.52%	0.42%
Allowance to Non-performing Loans	189.69%	264.11%	277.46%	228.64%	189.20%
Non-performing Assets to Total Assets	0.37%	0.25%	0.24%	0.30%	0.37%

(a)	September 30, 2024 ratio is estimated
(b)	This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

		For the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
End of Period Loan Balances	2024	2024	2024	2023	2023
Commercial real estate	$1,372,374	$1,348,675	$1,339,372	$1,335,806	$1,295,847
Commercial	358,247	343,694	335,747	346,354	357,691
Residential real estate	852,444	849,561	836,252	843,697	842,729
HELOC	155,967	151,511	143,696	142,441	140,772
Consumer	269,231	268,606	256,846	259,784	261,136
Agricultural loans	261,773	265,035	260,425	261,288	261,738

Total, excluding net deferred loan costs	$3,270,036	$3,227,082	$3,172,338	$3,189,370	$3,159,913

		For the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
End of Period Customer Deposit Balances	2024	2024	2024	2023	2023
Noninterest-bearing demand	$969,682	$968,693	$977,474	$1,026,630	$1,039,524
Interest-bearing demand	1,453,288	1,380,266	1,381,383	1,362,609	1,426,349
Money market	676,664	677,058	646,308	593,975	588,043
Savings	418,771	433,166	452,949	468,890	488,991
Certificate of deposit	768,500	746,652	740,011	725,282	714,486

Total customer deposits	$4,286,905	$4,205,835	$4,198,125	$4,177,386	$4,257,393

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
Noninterest Income	2024	2024	2024	2023	2023	2024	2023
Service charges on deposit accounts	$1,992	$1,846	$1,583	$1,677	$1,712	$5,421	$4,646
Bank owned life insurance income, including death benefits	688	652	707	617	694	2,046	1,825
Trust fees	2,544	2,345	2,510	2,382	2,327	7,398	6,665
Insurance agency commissions	1,416	1,255	1,528	1,540	1,116	4,199	3,904
Security gains (losses), including fair value changes for equity securities	(403)	(124)	(2,120)	19	(624)	(2,647)	(490)
Retirement plan consulting fees	677	623	617	631	650	1,918	1,837
Investment commissions	476	478	432	589	520	1,386	1,389
Net gains on sale of loans	506	417	297	1,280	395	1,219	1,111
Other mortgage banking fee income (loss), net	(168)	192	125	139	185	150	571
Debit card and EFT fees	1,993	1,760	1,567	1,697	1,763	5,320	5,362
Other noninterest income	2,619	162	1,111	1,585	1,093	3,892	2,885

Total Noninterest Income	$12,340	$9,606	$8,357	$12,156	$9,831	$30,302	$29,705

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
Noninterest Expense	2024	2024	2024	2023	2023	2024	2023
Salaries and employee benefits	$14,874	$14,558	$15,069	$14,871	$14,233	$44,501	$42,503
Occupancy and equipment	3,968	3,815	3,730	3,896	3,810	11,512	11,538
FDIC insurance and state and local taxes	1,480	1,185	1,345	1,484	1,648	4,010	4,365
Professional fees	1,084	1,194	1,254	1,004	1,043	3,532	3,347
Merger related costs	0	0	0	452	268	0	5,022
Advertising	435	445	431	414	492	1,312	1,379
Intangible amortization	629	630	688	578	725	1,947	2,856
Core processing charges	1,186	1,099	1,135	1,057	1,274	3,420	3,582
Other noninterest expenses	3,419	3,477	3,387	3,216	4,223	10,283	10,232

Total Noninterest Expense	$27,075	$26,403	$27,039	$26,972	$27,716	$80,517	$84,824

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	September 30, 2024			September 30, 2023
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,241,603	$47,060	5.81%	$3,153,309	$43,928	5.57%
Taxable securities	1,104,264	6,761	2.45	1,132,959	6,492	2.29
Tax-exempt securities (2)	379,551	2,992	3.15	413,117	3,251	3.15
Other investments	34,873	346	3.97	42,581	487	4.57
Federal funds sold and other	130,053	1,371	4.22	78,922	751	3.81

Total earning assets	4,890,344	58,530	4.79	4,820,888	54,909	4.56
Nonearning assets	243,718			215,445

Total assets	$5,134,062			$5,036,333

INTEREST-BEARING LIABILITIES
Time deposits	$753,163	$7,584	4.03%	$677,291	$5,308	3.13%
Brokered time deposits	26,062	286	4.39	145,839	1,882	5.16
Savings deposits	1,103,269	4,372	1.59	1,099,682	2,625	0.95
Demand deposits - interest bearing	1,411,520	9,305	2.64	1,412,922	7,647	2.16

Total interest-bearing deposits	3,294,014	21,547	2.62	3,335,734	17,462	2.09
Short term borrowings	289,652	3,477	4.80	141,717	1,961	5.53
Long term borrowings	87,368	1,023	4.68	88,494	1,038	4.69

Total borrowed funds	377,020	4,500	4.77	230,211	2,999	5.21

Total interest-bearing liabilities	3,671,034	26,047	2.84	3,565,945	20,461	2.30
NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	983,274			1,052,062
Other liabilities	62,427			50,726
Stockholders’ equity	417,327			367,600

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,134,062			$5,036,333

Net interest income and interest rate spread		$32,483	1.95%		$34,448	2.26%

Net interest margin			2.66%			2.86%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2024, adjustments of $71 thousand and $536 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2023, adjustments of $90 thousand and $590 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	Nine Months Ended			Nine Months Ended
	September 30, 2024			September 30, 2023
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,212,799	$138,746	5.76%	$3,144,817	$127,293	5.40%
Taxable securities	1,108,055	19,988	2.41	1,153,804	19,697	2.28
Tax-exempt securities (2)	389,094	9,174	3.14	422,151	10,048	3.17
Other investments	34,243	1,030	4.01	40,211	1,457	4.83
Federal funds sold and other	93,601	2,740	3.90	78,224	1,911	3.26

Total earning assets	4,837,792	171,678	4.73	4,839,207	160,406	4.42
Nonearning assets	229,966			219,762

Total assets	$5,067,758			$5,058,969

INTEREST-BEARING LIABILITIES
Time deposits	$741,450	$21,865	3.93%	$636,939	$13,171	2.76%
Brokered time deposits	8,751	286	4.36	145,115	4,889	4.49
Savings deposits	1,096,788	12,087	1.47	1,128,760	6,981	0.82
Demand deposits - interest bearing	1,386,390	25,857	2.49	1,421,208	19,619	1.84

Total interest-bearing deposits	3,233,379	60,095	2.48	3,332,022	44,660	1.79
Short term borrowings	304,607	11,000	4.81	145,509	5,608	5.14
Long term borrowings	88,304	3,098	4.68	88,382	3,043	4.59

Total borrowed funds	392,911	14,098	4.78	233,891	8,651	4.93

Total interest-bearing liabilities	3,626,290	74,193	2.73	3,565,913	53,311	1.99
NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	$983,576			$1,075,493
Other liabilities	57,577			48,936
Stockholders’ equity	400,315			368,627

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,067,758			$5,058,969

Net interest income and interest rate spread		$97,485	2.00%		$107,095	2.43%

Net interest margin			2.69%			2.95%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2024, adjustments of $227 thousand and $1.6 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2023, adjustments of $268 thousand and $1.9 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2024	2024	2024	2023	2023	2024	2023
Total Assets	$5,236,503	$5,156,853	$5,080,010	$5,078,350	$4,971,163	$5,236,503	$4,971,163
Less Goodwill and other intangibles	188,340	188,970	189,599	190,288	191,326	188,340	191,326

Tangible Assets	$5,048,163	$4,967,883	$4,890,411	$4,888,062	$4,779,837	$5,048,163	$4,779,837

Average Assets	5,134,062	5,044,516	5,023,966	4,980,314	5,058,969	5,067,758	5,058,969
Less average Goodwill and other intangibles	188,755	189,382	190,040	191,108	191,804	189,391	192,709

Average Tangible Assets	$4,945,307	$4,855,134	$4,833,926	$4,789,206	$4,867,165	$4,878,367	$4,866,260

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2024	2024	2024	2023	2023	2024	2023
Stockholders’ Equity	$439,678	$396,694	$397,026	$404,415	$315,982	$439,678	$315,982
Less Goodwill and other intangibles	188,340	188,970	189,599	190,288	191,326	188,340	191,326

Tangible Common Equity	$251,338	$207,724	$207,427	$214,127	$124,656	$251,338	$124,656

Average Stockholders’ Equity	417,327	387,881	395,549	324,332	367,600	400,315	368,627
Less average Goodwill and other intangibles	188,755	189,382	190,040	191,108	191,804	189,391	192,709

Average Tangible Common Equity	$228,572	$198,499	$205,509	$133,224	$175,796	$210,924	$175,918

Reconciliation of Net Income, Less Merger and Certain Items	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2024	2024	2024	2023	2023	2024	2023
Net income	$8,535	$11,783	$11,240	$14,577	$13,314	$31,558	$35,356
Acquisition related costs - after tax	0	0	0	358	234	0	4,037
Acquisition related provision - after tax	0	0	0	0	0	0	6,077
Employee severence - after tax	0	0	0	798	0	0	0
Lawsuit settlement expense - after tax	0	0	0	0	620	0	620
Net (gain) on loan sale - after tax	0	0	0	(723)	0	0	0
Net loss (gain) on asset/security sales - after tax	(32)	407	1,675	171	604	2,050	527

Net income - Adjusted	$8,503	$12,190	$12,915	$15,181	$14,772	$33,608	$46,617

Diluted EPS excluding merger and certain items	$0.23	$0.33	$0.34	$0.41	$0.40	$0.90	$1.24

Return on Average Assets excluding merger and certain items (Annualized)	0.66%	0.97%	1.03%	1.22%	1.17%	0.88%	1.23%
Return on Average Equity excluding merger and certain items (Annualized)	8.15%	12.57%	13.06%	18.72%	16.07%	11.19%	16.86%
Return on Average Tangible Equity excluding acquisition costs and certain items (Annualized)	14.88%	24.56%	25.14%	45.58%	33.61%	21.24%	35.33%

Efficiency ratio excluding certain items	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2024	2024	2024	2023	2023	2024	2023
Net interest income, tax equated	$32,483	$32,661	$32,341	$33,494	$34,448	$97,485	$107,095
Noninterest income	12,340	9,606	8,357	12,156	9,831	30,302	29,705
Net (gain) on loan sale	0	0	0	(915)	0	0	0
Net loss (gain) on asset/security sales	(41)	515	2,120	217	764	2,594	667

Net interest income and noninterest income adjusted	44,782	42,782	42,818	44,952	45,043	130,381	137,467
Noninterest expense less intangible amortization	26,446	25,773	26,351	26,394	26,991	78,570	81,968
Legal settlement expense	0	0	0	0	785	0	785
Employee severence	0	0	0	1,010	0	0	0
Acquisition related costs	0	0	0	452	268	0	5,022

Noninterest expense adjusted	26,446	25,773	26,351	24,932	25,938	78,570	76,161

Efficiency ratio excluding certain items	59.05%	60.24%	61.54%	55.46%	57.58%	60.26%	55.40%

Net interest margin excluding acquisition marks and PPP interest and fees	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2024	2024	2024	2023	2023	2024	2023
Net interest income, tax equated	$32,483	$32,661	$32,341	$33,494	$34,448	$97,485	$107,095
Acquisition marks	2,123	2,391	2,370	2,475	2,959	6,884	8,471
PPP interest and fees	0	1	1	1	1	2	4

Adjusted and annualized net interest income	121,440	121,076	119,880	124,072	125,952	120,799	131,493

Average earning assets	4,890,344	4,825,532	4,796,922	4,816,409	4,820,888	4,837,792	4,839,207

Less PPP average balances	118	171	213	229	247	167	262

Adjusted average earning assets	4,890,226	4,825,361	4,796,709	4,816,180	4,820,641	4,837,625	4,838,945

Net interest margin excluding marks and PPP interest and fees	2.48%	2.51%	2.50%	2.58%	2.61%	2.50%	2.72%